                                                                    Exhibit 23.1


                      [Letterhead of KPMG Peat Marwick LLP]


The Board of Directors
Spanish Broadcasting System, Inc.


We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Historical Financial Data," "Selected Historical Financial Data" and "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP

New York, New York
June 17, 1997